Exhibit 33.2

MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) automobile loan or lease-backed securities, equipment loan-backed securities and student loan-backed securities issued on or after January 1, 2006, as listed in Appendix A for which the Company provides trustee and paying agent services (the “Platform”).

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform, except for the following servicing criteria: 1122(d)(1)(i)-1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(2)(vi)-1122(d)(2)(vii), 1122(d)(3)(i) and 1122(d)(4)(i)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). With respect to the Platform, Applicable Servicing Criterion 1122(d)(3)(ii) is applicable only as it relates to remittances.

Period: Twelve months ended December 31, 2025 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

•

The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By:	/S/ James Maitland

Its:	Managing Director

Dated: February 27, 2026

Appendix A

Asset backed Transactions and Securities Constituting the Platform

DEAL NAME

SDART 2024-3

HART 2022-B

EART 2022-6 Auto Receivable

HDMOT 2021-A

EART 2022-5

EART 2021-3

SDART 2023-5

VALET 2023-2

EART 2021-1

GMCAR 2023-3

EART 2024-2 AUTO RECEIVABLE

EART 2022-3

AMCAR 2021-2

HART 2024-C

HART 2022-A

EART 2023-2 Auto Receivable

GMCAR 2023-1

SDART 2022-6

VALT 2024-A

HART 2021-C

TAOT 2023-D

SDART 2021-4

GMCAR 2024-3

EART 2021-4

EXETER AUTO RECEIVABLE 2023-1

HART 2020-C

GMCAR 2024-1

SDART 2023-3

GMCAR 2022-1

VALT2023A

HART 2021-A

EXETER AUTO RECEIVABLE 2023-5

SDART 2024-1

HDMOT 2022-A

HART 2023-B

HDMOT 2024B

EART 2022-4

HDMOT 2023-B

TAOT 2024-C

HDMOT 2023-A

EART 2024-1 Auto Receivable

EART 2024-3 AUTO RECEIVABLE

HART 2024-A

SDART 2021-3

HDMOT 2024A

SDART 2022-5

EART 2024-5 AUTO RECEIVABLE

SDART 2022-3

EXETER AUTO RECEIVABLE 2023-3

AMCAR 2022-2

AMCAR 2023-1

HART 2023-C

EART 2023-4 Auto Receivable

HART 2021-B

SDART 2024-5

SDART 2022-1

SDART 2022-4

HART 2023-A

EART 2022-1

HART 2024-B

HART 2022-C

Drive 2024-2

HDMOT 2021-B

TAOT 2024-D

AMCAR 2021-1

SDART 2023-1

SDART 2021-2

GMCAR 2022-3

SDART 2022-2

EART 2022-2

SDRT2207

EART 2024-4 AUTO RECEIVABLE

EART 2025-1 AUTO RECEIVABLE

ESART 2025-3 AUTO RECEIVABLE

HART 2025-D

TAOT 2025-C

ESART 2025-2 AUTO RECEIVABLE

GMCAR 2025-3

ESART 2025-1 Auto Receivable

HART 2025-B

SDART 2025-2

EART 2025-4 AUTO RECEIVABLE

SDART 2025-3

EART 2025-3 AUTO RECEIVABLE

VALT 2025-B

TAOT 2025-D

EART 2025-5 AUTO RECEIVABLE

VALET 2025-1

HART 2025-A

HART 2025-C

HDMOT 2025A

EART 2025-2 AUTO RECEIVABLE

VALT 2025-A

DART 2025-2

GMCAR 2025-1